                                      LEASE

                             MULTI TENANT INDUSTRIAL
                                  MODIFIED NET

                                    LANDLORD:

                  MIDSTATE 99 DISTRIBUTION BUILDING No. 1, LLC
                     a California Limited Liability Company

                                     TENANT:

                          MOULDED FIBRE TECHNOLOGY INC.
                               a Maine Corporation

                                    ADDRESS:

                    1607 N. PLAZA DRIVE, VISALIA, CALIFORNIA

                               TABLE OF CONTENTS

Section                  Title                                       Page
-------                  -----                                       ----

DEFINED TERMS........................................................  vii

MULTI-TENANT INDUSTRIAL MODIFIED NET LEASE.............................. 1

1. SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS................... 1

     1.1.  Landlord's Address........................................... 1

     1.2.  Tenant's Address............................................. 1

     1.3.  Project...................................................... 1

     1.4.  Building..................................................... 1

     1.5.  Premises..................................................... 1

     1.6.  Commencement Date............................................ 2

     1.7.  Lease Term of the Premises................................... 2

     1.8.  Monthly Rent................................................. 2

     1.9.  Additional Rent.............................................. 2

     1.10. Security Deposit............................................. 2

     1.11. Permitted Use................................................ 2

     1.12. Brokers...................................................... 2

     1.13. Parking Spaces............................................... 3

     1.14. Tenant Improvement Allowance................................. 3

     1.15. Common Areas................................................. 3

     1.16. Lease Guaranty............................................... 3

2. LEASE OF PREMISES.................................................... 4

     2.1.  Common Area.................................................. 4

3. TERM................................................................. 4

     3.1.  Term; Notice of Lease Dates.................................. 4

     3.2.  Early Occupancy.............................................. 4

     3.3.  Option to Extend............................................. 4

     3.4.  Option Period Rent........................................... 5

     3.5.  Conditions Precedent......................................... 5

4. RENT................................................................. 5

     4.1.  Payment...................................................... 5

     4.2.  Monthly Rent................................................. 6

     4.3.  Additional Rent; Additional Obligations...................... 6

5. OPERATING EXPENSES................................................... 6

     5.1.  Operating Expenses........................................... 6

     5.2.  Cap on Controllable Operating Expenses....................... 7

6. SECURITY DEPOSIT..................................................... 7

7. USE.................................................................. 8

     7.1.  General...................................................... 8

     7.2.  Signs........................................................ 8

     7.3.  Hazardous Materials.......................................... 8

     7.4.  Refuse and Sewage........................................... 10

8. PAYMENTS AND NOTICES................................................ 10

9. BROKERS............................................................. 11

10.SURRENDER; HOLDING OVER............................................. 11

     10.1. Surrender of Premises....................................... 11

     10.2. Holding Over................................................ 12

     10.3. No Effect on Landlord's Rights.............................. 12

11. TAXES.............................................................. 12

     11.1. Real Property Taxes and Assessments......................... 12

     11.2. Personal Property Taxes..................................... 13

12. REPAIRS............................................................ 13

     12.1.  Tenant's Repair Obligations................................ 13

     12.2.  Prohibition Against Waste.................................. 14

     12.3.  Landlord's Repair Rights and Obligations................... 14

13. ALTERATIONS........................................................ 14

     13.1.  Tenant Changes; Conditions................................. 14

     13.2.  Removal of Tenant Changes and Tenant Improvements.......... 15

     13.3.  Removal of Personal Property............................... 15

     13.4.  Tenant's Failure to Remove................................. 16

14. LIENS.............................................................. 16

15. ASSIGNMENT AND SUBLETTING.......................................... 16

     15.1.  Restriction on Transfer.................................... 16

     15.2.  Transfer Notice............................................ 17

     15.3.  Landlord's Options......................................... 17

     15.4.  Additional Conditions...................................... 17

     15.5.  Permitted Transfers........................................ 18

16. ENTRY BY LANDLORD.................................................. 18

17. UTILITIES AND SERVICES............................................. 18

     17.1.  Provisions of Utilities and Services....................... 18

     17.2.  Abatement Conditions....................................... 19

18. INDEMNIFICATION AND EXCULPATION.................................... 19

     18.1.  Tenant's Assumption of Risk and Waiver..................... 19

     18.2.  Tenant's Indemnification of Landlord....................... 20

     18.3.  Landlord's Indemnification of Tenant....................... 20

     18.4.  Waiver of Consequential Damages............................ 20

     18.5.  Survival; No Release of Insurers........................... 20

 19. DAMAGE OR DESTRUCTION............................................. 20

     19.1.  Obligation to Restore...................................... 20

     19.2.  Tenant's Termination Option................................ 21

     19.3.  Damage Near End of Term.................................... 21

     19.4.  Reconstruction and Repair Requirements..................... 21

     19.5.  Rent Abatement During Reconstruction....................... 21

     19.6.  Disbursement of Insurance Proceeds upon Termination........ 21

     19.7.  Waiver of Termination...................................... 22

20. EMINENT DOMAIN..................................................... 22

     20.1.  Total or Partial Taking.................................... 22

     20.2.  Taking of Common Area...................................... 22

     20.3.  Temporary Taking........................................... 22

     20.4.  Waiver of Termination...................................... 22

21. INSURANCE.......................................................... 23

     21.1.  Tenant's Insurance......................................... 23

     21.2.  Effect on Insurance........................................ 24

     21.3.  Landlord's Insurance....................................... 24

22. WAIVER OF SUBROGATION.............................................. 25

     22.1.  Waiver..................................................... 25

     22.2.  Waiver of Insurers......................................... 26

23. TENANT'S DEFAULT AND LANDLORD'S REMEDIES........................... 26

     23.1.  Tenant's Default........................................... 26

     23.2.  Landlord's Remedies; Termination........................... 26

     23.3.  Landlord's Remedies; Re-Entry Rights....................... 27

     23.4.  Landlord's Remedies; Continuation of Lease................. 27

     23.5.  Landlord's Right to Perform................................ 27

     23.6.  Interest................................................... 28

     23.7.  Late Charges............................................... 28

     23.8.  Rights and Remedies Cumulative............................. 28

24. LANDLORD'S DEFAULT................................................. 28

25. SUBORDINATION...................................................... 29

26. ESTOPPEL CERTIFICATE............................................... 29

     26.1.  Tenant's and Landlord's Obligations........................ 29

     26.2.  Failure to Deliver......................................... 29

27. PARKING............................................................ 30

28. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES.............. 30

     28.1.  Modifications.............................................. 30

     28.2.  Cure Rights................................................ 30

29. QUIET ENJOYMENT.................................................... 30

30. TRANSFER OF LANDLORD'S INTEREST.................................... 30

31. LIMITATION ON LANDLORD'S LIABILITY................................. 31

32. MISCELLANEOUS...................................................... 31

     32.1.  Governing Law.............................................. 31

     32.2.  Waiver of Jury Trial....................................... 31

     32.3.  Attorney's Fees............................................ 31

     32.4.  Successors and Assigns..................................... 31

     32.5.  No Merger.................................................. 31

     32.6.  Professional Fees ......................................... 31

     32.7.  Waiver..................................................... 31

     32.8.  Terms and Headings; Interpretation......................... 32

     32.9.  Time....................................................... 32

     32.10. Prior Agreements; Amendments............................... 32

     32.11. Severability............................................... 32

     32.12. Recording.................................................. 32

     32.13. Exhibits and Riders........................................ 32

     32.14. Auctions................................................... 33

     32.15  Accord and Satisfaction.................................... 33

     32.16. Financial Statements....................................... 33

     32.17. No Partnership............................................. 33

     32.18. Force Majeure.............................................. 33

     32.19. Counterparts............................................... 33

     32.20. Duty to Act................................................ 33

     32.21. Non-Discrimination......................................... 34

33. LEASE EXECUTION.................................................... 34

     33.1.  Authority.................................................. 34

     33.2.  No Option.................................................. 34

LIST OF EXHIBITS....................................................... 36

EXHIBIT A.  SITE PLAN................................................. A-1

EXHIBIT B. LEGAL DESCRIPTION.......................................... B-1

EXHIBIT C. TENANT WORK AGREEMENT...................................... C-1

1. TENANT IMPROVEMENTS................................................ C-1

      1.1. Tenant Improvement Allowance............................... C-1

      1.2. Disbursement of the Tenant Improvement Allowance........... C-1

      1.3. Construction of the Tenant Improvements.................... C-2

      1.4. Completion of the Tenant Improvements; Lease
           Commencement Date.......................................... C-3

      1.5. Substantial Completion; Punch List......................... C-4

2. LANDLORD RESPONSIBILITIES.......................................... C-4

  2.1. Books and Records.............................................. C-4

  2.2. Governmental Approvals......................................... C-4

  2.3. Bidding of Contracts........................................... C-4

  2.4. Permits........................................................ C-4

  2.5. Project Administration......................................... C-5

  2.6. Post-Completion Matters........................................ C-5

  2.7. Status Reports................................................. C-5

  2.8. Periodic Inspections........................................... C-5

3. MISCELLANEOUS...................................................... C-5

  3.1. Tenant's Representative........................................ C-5

  3.2. Landlord's Representative...................................... C-5

  3.3. Time of the Essence in this Tenant Work Agreement.............. C-6

  3.4. Tenant's Lease Default......................................... C-7

DESCRIPTION OF BASE IMPROVEMENTS - SCHEDULE 1......................... C-7

CONSTRUCTION SCHEDULE - SCHEDULE 2................................... C-21

EXHIBIT D. THIRD PARTY GUARANTY....................................... D-1

EXHIBIT E. SAMPLE FORM NOTICE OF LEASE TERMS AND DATES................ E-1

EXHIBIT F. ENVIRONMENTAL QUESTIONNAIRE................................ F-1

EXHIBIT G. SAMPLE FORM SNDA........................................... G-7

EXHIBIT H. SAMPLE FORM OF ESTOPPEL CERTIFICATE ....................... H-1

EXHIBIT 1. MEMORANDUM OF LEASE........................................ I-1

DEFINED TERMS

[left column]

  Abatement Conditions .................................. 19

  ADA .................................................... 8

  Additional Obligations ................................. 6

  Additional Rent ........................................ 6

  Affiliate ............................................. 18

  Builders All Risk ..................................... 15

  Building ............................................... 1

  Common Area ............................................ 4

  Contractor ........................................... C-2

  Control ............................................... 18

  Controllable Expenses .................................. 7

  Cure Notice ........................................... 19

  Early Occupancy Date ................................... 4

  Effective Date ......................................... 1

  Emergency ............................................. 18

  Extension Option ....................................... 4

  First Lease Year ....................................... 7

  Force Majeure ......................................... 33

  Guarantor ............................................ D-1

  Indemnified Claims .................................... 20

  Landlord ............................................... 1

  Landlord Indemnified Parties ........................... 9

  Landlord Parties ...................................... 20

[right column]

  Laws ................................................. C-3

  Lease ............................................. 1, D-1

  Lease Expiration Date .................................. 2

  Memorandum ............................................ 32

  Monthly Rent ........................................... 2

  Operating Expenses ..................................... 6

  Option Period .......................................... 4

  Personal Property ..................................... 15

  Pre-Approved Change ................................... 14

  Premises ............................................... 1

  Real Property Taxes and Assessments ................... 12

  Rent ................................................... 6

  Restoration ........................................... 20

  Restore ............................................... 20

  Review Period .......................................... 6

  Security Deposit ....................................... 2

  SNDA .................................................. 29

  Statement .............................................. 6

  Substantial Completion ............................... C-4

  Summary ................................................ 1

  Superior Interest ..................................... 29

  Tenant ................................................. 1

  Tenant Change ......................................... 14

[left column]

  Tenant Changes ........................................ 14

  Tenant Delays ........................................ C-3

  Tenant Improvement Allowance ......................... C-1

  Tenant Improvement Allowance Items ................... C-1

  Tenant Improvements .................................. C-1

  Tenant's Parties ....................................... 8

  Tenant's Share of Operating Expenses ................... 2

  Tenant's Share of Real Property Taxes .................. 2

  Term ................................................... 4

[right column]

  Termination Date ......................................... 21

  TI Construction Drawings ................................ C-1

  Transfer ................................................. 17

  Transfer Date ............................................ 17

  Transfer Notice .......................................... 17

  Transferee ............................................... 17

  Work .................................................... C-4

  Work Agreement ............................................ 1

                   MULTI-TENANT INDUSTRIAL MODIFIED NET LEASE

This LEASE ("Lease"), which includes the Summary attached hereto and incorporated herein by this reference, is made as of NOVEMBER 27, 2000 ("EFFECTIVE DATE"), by and between MIDSTATE 99 DISTRIBUTION BUILDING NO. 1, LLC, a California limited liability company ("LANDLORD"), and MOULDED FIBRE TECHNOLOGY, INC., a Maine corporation ("TENANT").

1. SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS.

All references in this Lease to any term defined in this Section I--Summary of Basic Lease Information and Definitions ("SUMMARY") shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease, which are not otherwise defined in this Summary, shall have the meaning given to such terms in the Lease.

1.1. LANDLORD'S ADDRESS:

                        MidState 99 Distribution Building No. 1, LLC
                        111 South Johnson
                        Visalia, California 93291
                        Attn: Leasing Manager
                        Telephone: (559) 732-1000
                        Facsimile: (559) 732-7160

1.2. TENANT'S ADDRESS:

                        Moulded Fibre Technology, Inc.
                        1607 North Plaza Drive
                        Visalia, California 93291
                        Attention: Dave Cooper
                        Facsimile:

1.3. PROJECT.

The industrial development known as MidState 99 Distribution Center, located at 1607 N. Plaza Drive, in the City of Visalia, County of Tulare, State of California, as shown on the site plan attached hereto as Exhibit A, and more particularly described on Exhibit B hereto. The Project includes the building, improvements and facilities, now or subsequently located within such development.

1.4. BUILDING.

A one (1) story building containing at least one hundred twelve thousand eight hundred ninety-six (112,896) rentable square feet (the "BUILDING") located in the Project shown on Exhibit A and pursuant to the Work Agreement attached hereto as Exhibit C (the "WORK AGREEMENT").

1.5. PREMISES.

The Premises shall include thirty seven thousand six hundred thirty-two (37,632) rentable square feet of the Building, as shown on Exhibit A (the "PREMISES").

1.6. COMMENCEMENT DATE.

The Commencement Date shall occur on the date of Substantial Completion (as determined in accordance with the Work Agreement) of all the Improvements in the Premises. Subject to Force Majeure Delays and Tenant Delays (as defined herein), Landlord anticipates that the Commencement Date will occur on or around March 1, 2001.

1.7. LEASE TERM OF THE PREMISES.

The Lease Expiration Date shall be six (6) years following the Commencement Date (the "LEASE EXPIRATION DATE"). Tenant shall have one (1) extension option of five (5) years pursuant to Section 3.3 of the Lease. If the Commencement Date occurs on a day other than the first day of a month, then for purposes of determining the Lease Expiration Date, the six (6) year period shall be measured from the first day of the month following the month in which the Commencement Date occurs.

1.8. MONTHLY RENT.

Tenant agrees to pay Landlord, as monthly rent for the Premises, (the "MONTHLY RENT"), the amounts designated as follows:

                    MONTHLY RENT
INITIAL TERM       PER SQUARE FOOT     TOTAL MONTHLY RENT     TOTAL ANNUAL RENT
Months 1 - 30           $.292              $10,988.54            $131,862.53

Months 31 - 60          $.315              $11,867.63            $142,411.53

Months 61 - 72          $.341              $12,817.04            $153,804.45

1.9. ADDITIONAL RENT.

Tenants share of Operating Expenses shall be thirty three percent (33%) ("TENANT'S SHARE OF OPERATING EXPENSES").

Tenants share of Real Property Taxes shall be thirty three percent (33%) ("TENANT'S SHARE OF REAL PROPERTY TAXES").

1.10. SECURITY DEPOSIT.

One (1) month's Rent of Ten Thousand Nine Hundred Ninety-Eight 54/100 Dollars ($10,988.54) shall constitute the Security Deposit (the "SECURITY DEPOSIT").

1. 11. PERMITTED USE.

The Premises may be used only for light manufacturing and warehouse, any other lawful use consistent with a first-class building which is otherwise permitted by applicable zoning ordinances, including without limitation, any use which would be permitted, subject to Landlords reasonable approval, by variance or conditional use permit (the "PERMITTED USE").

1.12. BROKERS.

Dave Edwards of Buzz Oates representing Tenant, and Douglas A. Burr of Burr Commercial representing Landlord.

1.13. PARKING SPACES.

The total amount of parking spaces for the Premises shall be thirty-eight (38) as shown on Exhibit A.

1.14. TENANT IMPROVEMENT ALLOWANCE.

The Tenant Improvement Allowance shall be Two Hundred Eighteen Thousand Three Hundred Eight Dollars (218,308).

1.15. COMMON AREAS.

Common Areas shall refer to all areas and facilities on the Project which are provided and designated from time to time by Landlord for the general, non-exclusive use and convenience of Tenant, Landlord and other tenants of the Project and their respective employees, invitees, licensees, or other visitors including, but not limited to, the walkways, sidewalks, landscaped areas, non-exclusive parking areas and driveways, all as set forth on Exhibit A.

1.16. LEASE GUARANTY.

The Lease is guaranteed by UFP Technologies pursuant to the Guaranty of Lease attached as Exhibit D.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2. LEASE OF PREMISES.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease.

2.1. COMMON AREA.

Tenant may, as appurtenant to the Premises, and subject to reasonable rules and regulations made by Landlord of which Tenant is given notice, use the following areas (collectively "COMMON AREA") on a non-exclusive basis: (a) the portions of the Building, if any, to be shared by Tenant and the other occupants of the Building; (b) the walkways, sidewalks, roadways, Common Area lighting, and utilities, irrigation systems, trash areas, loading and unloading areas, landscaped areas, driveways, non-exclusive parking areas, and other Common Area improvements.

Landlord grants to Tenant, its employees, invitees, licensees and other visitors a non-exclusive license for the term of this Lease to use the Common Areas, subject to the terms and conditions of this Lease, and to the reasonable rules and regulations established from time to time and enforced uniformly by Landlord from time to time against any and all tenants of the Project.

3. TERM.

3.1. TERM; NOTICE OF LEASE DATES.

This Lease shall be effective upon the Effective Date. Subject to this Section 3, the term of this Lease (the "TERM") for the Premises shall commence upon the Commencement Date and shall expire on the Lease Expiration Date, unless sooner terminated or extended as permitted herein, and if extended, the Term will include the Option Period. Within ten (10) business days after Landlord's written request, Tenant agrees to execute a confirmation of the Commencement Date in the form of Exhibit D attached hereto.

3.2. EARLY OCCUPANCY.

Landlord shall allow Tenant to enter the Premises when the construction of the Building has proceeded to a point where, consistent with good construction practices, Tenant can commence preparation of the Premises for Tenant's occupancy, on or about December 9, 2000 (the "EARLY OCCUPANCY DATE") for purposes of Tenant's installation of Tenant's furniture, cabling, fixtures and equipment. Tenant's entry into the Premises from and after the Early Occupancy Date shall be subject to Tenant's coordination of such entry with Landlord and Landlord's general contractor(s) so as not to hinder or unreasonably interfere with the completion of the Premises and the Tenant Improvements therein. Such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, those provisions requiring that Tenant shall be responsible for all costs, expenses and obligations relating to the Premises (including, without limitation, Sections 18, 21 and 23) except that Tenant shall not be obligated to pay any Rent during the period of such early occupancy. In addition, Landlord agrees that neither Tenant, nor any contractor or subcontractor of Tenant shall be charged for the use of elevators, hoists (if any), water, electricity, HVAC, security or any other utilities or services prior to the Commencement Date. Landlord shall have the right to terminate Tenant's Early Occupancy if in Landlord's reasonable discretion, the Early Occupancy will interfere with construction of the Premises.

3.3. OPTION TO EXTEND.

Tenant shall have one (1) option (the "EXTENSION OPTION") to extend the Term for a period (the "OPTION PERIOD") of five (5) years, commencing upon the Lease Expiration Date upon the same terms and conditions previously applicable. Tenant shall pay Monthly Rent in the amounts set forth in
Section 3.4 hereto. An Extension Option may be validly exercised only by notice in writing received by Landlord not less than six (6) months prior to the Lease Expiration Date (or expiration of the first (1st) Option Period, if applicable); provided, however, that the Extension Option may be validly exercised only if no undisputed and uncured Tenant default exists for which Landlord has provided Tenant with written notice beyond any notice and cure periods as of the date of exercise. If Tenant does not exercise an Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, each Extension Option shall forever terminate and be of no further force or effect.

3.4. OPTION PERIOD RENT.

Tenant agrees to pay to Landlord, as Monthly Rent during the Option Period(s), the amounts set forth below:

                    MONTHLY RENT
OPTION PERIOD      PER SQUARE FOOT     TOTAL MONTHLY RENT     TOTAL ANNUAL RENT
Months 73 - 90         $0.341              $12,817.04             $153,804.45

Months 91 - 120        $0.368              $13,842.40             $166,108.81

Months 121 - 132       $0.397              $14,949.79             $179,397.51

3.5. CONDITIONS PRECEDENT.

As of the Commencement Date, the Premises shall (i) be adequately served by all public utilities which shall be separately provided or metered for the Premises, including water, sewer, gas, electric, telephone, drainage facilities and all other required or reasonably desired public utilities; (ii) have reasonable access to and from publicly dedicated streets; (iii) be zoned so as to permit the Tenant's intended use of the Premises. As of the Commencement Date, all buildings, improvements (and the structural elements and mechanical systems thereof), fixtures, machinery, equipment and systems that are a part of, or located on the Premises, except to the extent the same is to be provided by Tenant as specifically set forth in this Lease or the Work Agreement, shall be in good condition and repair and in good working order. Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for Rent if the Commencement Date has occurred and if Landlord can otherwise deliver the Premises, or the applicable portion thereof, to Tenant as required hereunder) until Landlord has received from Tenant certificates of insurance as required under Section 21 of this Lease.

4. RENT.

4.1. PAYMENT.

The Monthly Rent shall be paid by Tenant in advance on the first day of each and every calendar month commencing upon the Commencement Date, except that on the Commencement Date the Monthly Rent for any partial month at the beginning of the Term and the Monthly Rent for the first full month of the Term shall be payable by Tenant. The Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month. Late payments of Rent will be subject to interest and a late charge as provided in Sections 23.6 and 23.7 below.

4.2. MONTHLY RENT.

The Monthly Rent shall be as set forth in Section 1.8 of this Lease.

4.3. ADDITIONAL RENT; ADDITIONAL OBLIGATIONS.

The Monthly Rent shall be absolutely "net" to Landlord so that this Lease shall yield to Landlord the Monthly Rent specified in Section 4.2 and that all Operating Expenses (as defined in Section 5.1), utility charges, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to Tenant's use of the Premises which may arise or become due during the term or by reason of events occurring during the term of this Lease (all such items being sometimes referred to as "ADDITIONAL OBLIGATIONS") shall be paid or discharged by Tenant, except to the extent they are expressly the responsibility of Landlord under this Lease. Any amounts referred to in this Lease as additional rent (including, without limitation, the Additional Obligations) are referred to collectively as "ADDITIONAL RENT." "RENT," as used herein, means all Monthly Rent and Additional Rent.

5. OPERATING EXPENSES.

5.1. OPERATING EXPENSES.

Tenant shall pay to Landlord, Tenant's Share of Operating Expenses, for the following costs and expenses (collectively "OPERATING EXPENSES"): (i) insurance premiums for the insurance obtained by Landlord pursuant to Section 21.3, (ii) all reasonable and necessary expenses incurred by or behalf of Landlord in connection with the operation, cleaning, maintenance, painting (including periodic repainting of the exterior of the Building), and repair of the Project, including without limitation, the Common Area; and (iii) HVAC maintenance contract; (iv) a management fee equal to one and a half percent (1.5%) of the Monthly Rent. Landlord shall from time to time prepare and deliver to Tenant a budget setting forth Landlord's estimate of Operating Expenses for each calendar year during the Term. Tenant shall pay Tenant's share of the estimated Operating Expenses and Real Property Taxes to Landlord in monthly installments, each such monthly installment to be in the amount of one-twelfth (1/12) of the estimated Operating Expenses and Real Property Taxes for the calendar year according to the budget most recently submitted by Landlord. Within sixty (60) days following the end of each calendar year, Landlord shall furnish Tenant a statement showing the actual Operating Expenses and Real Property Taxes for such calendar year (the "STATEMENT"). Upon the furnishing of the Statement, the installments of Operating Expenses and Real Property Taxes paid by Tenant for the subject calendar year shall be reconciled with the actual Operating Expenses and Real Property Taxes for such calendar year as set forth in the Statement. If the Operating Expenses and Real Property Taxes for the calendar year as set forth in the Statement exceed the total of the installments of Operating Expenses and Real Property Taxes paid by Tenant for such calendar year, then Tenant shall pay the amount of such excess to Landlord within thirty (30) days after Landlord delivers the Statement to Tenant. If the total of the installments of Operating Expenses and Real Property Taxes paid by Tenant for the calendar year exceeds the actual Operating Expenses and Real Property Taxes for the calendar year as set forth in the Statement, then Tenant shall receive a credit against the monthly installments of the Operating Expenses and Real Property Taxes subsequently accruing until such excess is exhausted or, if this Lease has been terminated, such excess shall be refunded to Tenant promptly upon determination of the proper amount thereof.

Within one hundred twenty (120) days after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is hired on a non-contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (not including the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord's standard accounting practices, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Operating Expenses set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties' receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Operating Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

5.2. CAP ON CONTROLLABLE OPERATING EXPENSES.

Notwithstanding anything to the contrary contained in this Section 5, "Controllable Operating Expenses" (as hereinafter defined) for any calendar year after the First Lease Year (as defined below) shall not increase by more than five percent (5%) over the maximum permitted Controllable Expenses for any immediately preceding calendar year (regardless of the actual Controllable Expenses incurred for such preceding calendar year), provided, however, if the actual Controllable Expenses for any calendar year are greater than the maximum amount permitted to be charged to Tenant hereunder, the difference shall be added to the Controllable Expenses for succeeding calendar years until exhausted. For purposes of this section 5.2, (i) the term "FIRST LEASE YEAR" shall mean the first partial calendar year and the first calendar year of the Term; and (ii) the term "CONTROLLABLE EXPENSES" shall mean all Operating Expenses except: (i) insurance carried by Landlord with respect to the Premises and/or the operation thereof; (h) Real Property Taxes and Assessments; and
(iii) utilities (if any) provided by Landlord.

6. SECURITY DEPOSIT.

Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute Rent for the last month or any portion thereof. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within two (2) weeks following the expiration of the Term. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Security Deposit (or balance thereof), and such purchaser acknowledges in writing receipt thereof, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit.

7. USE.

7.1. GENERAL.

Tenant shall use the Premises for the Permitted Use and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Landlord shall, at its sole cost and expense as of the Commencement Date, cause the Premises to comply and, thereafter, subject to Sections 12.1 AND 12.3, Tenant shall observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, reasonable and non-discriminatory rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement (whether structural or non-structural, including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Term) of the Premises, including, without limitation, the provisions of the Americans with Disabilities Act and the California Disability Access Laws and their respective implementing regulations (collectively, the "ADA") as it pertains to Tenant's use of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Premises or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises, or (b) for any improper or unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises.

7.2. SIGNS.

Any sign placed by Tenant on the Premises, except in the interior portions of the Building not visible from the outside, shall contain only Tenant's name and logo and no advertising material. No sign shall be placed on the Premises by Tenant without Landlord's written approval (which approval shall not be unreasonably withheld or delayed) of the location, material, size, design and content thereof, nor without Tenant's obtaining any necessary permit. No signs shall be placed on the roof of the Premises. If Landlord installs a sign for Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord within ten (10) days of demand by Landlord. Tenant shall remove any sign installed by or on behalf of Tenant upon termination or expiration of this Lease and shall return the Premises to their condition prior to the placement of said sign.

7.3. HAZARDOUS MATERIALS.

7.3.1. TENANT'S ENVIRONMENTAL REPRESENTATIONS AND INDEMNIFICATION.

Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common cleaning and janitorial materials, materials reasonably necessary for the conduct of Tenant's business that are used and stored in compliance with all applicable laws (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES") in violation of any statute, rule, regulation, order, or ruling of the United States Government or any local governmental authority, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit E attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees, expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials of which Tenant obtains actual knowledge during the Term of this Lease, whether caused by Tenant or any of Tenant's Parties. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems reasonably necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, following reasonable advance written notice to Tenant and in the presence of Tenant (except in the case of an Emergency, as that term is defined herein) to enter upon the Premises to reasonably inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Landlord may, upon written notice to Tenant, cause to be performed an environmental audit of the Premises, which will be at Tenant's expense if Tenant or Tenant's Parties are found to be in violation of this section. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or waste as now or hereafter designated or regulated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Section 7.3.1 will survive the expiration or earlier termination of this Lease.

7.3.2. LANDLORD'S ENVIRONMENTAL REPRESENTATIONS AND INDEMNIFICATION.

Landlord represents and warrants to Tenant that as of the date of this Lease and to Landlord's actual knowledge and except as disclosed in that certain Phase I dated September 5, 2000, prepared by Twinning Laboratories, Inc. (i) there are no Hazardous Materials in, on, under, below or otherwise located on or about the Premises in violation of applicable law, and (ii) there has been no release or migration of any Hazardous Materials in violation of applicable law onto, beneath, upon or about the Premises. Landlord shall indemnify, protect, defend and hold Tenant, its successors, assigns, subtenants, agents, employees, officers and directors harmless from any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, including, but not limited to, attorneys' fees, consultant fees, expert fees, and court costs (a) arising out of or involving any Hazardous Materials introduced to the Premises by Landlord its agents or representatives, or (b) due to Landlord's breach of its foregoing representation. The provisions of this Section 7.3.2 shall survive the expiration or earlier termination of this Lease. In addition, Landlord shall be responsible for, at Landlord's sole cost and expense, the repair, cleanup, detoxification, encapsulation, removal and/or remediation of Hazardous Materials, to the extent such action is necessitated, directly or indirectly, by the presence or use, generation, storage, release, or disposal of Hazardous Materials by any person at or on the Project, to the Commencement Date, including any prior owner of such real property, and to the extent such removal or remediation is required by applicable law, provided that the presence, generation, storage, release, or disposal of such Hazardous Material is not the result of acts or omissions of Tenant, or Tenant's Parties (which acts or omissions shall be governed by Section 7.3.1 above).

7.4. REFUSE AND SEWAGE.

Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in proper containers and agrees to contract directly for the regular removal of the same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a reasonably clean and sanitary condition, ordinary wear and tear excepted. Tenant shall keep that portion of the sewage disposal system within the Premises free of all obstructions and in good operating condition, ordinary wear and tear excepted. Tenant shall contract directly for all trash disposal services at Tenant's sole cost and expense.

8. PAYMENTS AND NOTICES.

All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address below, or to such other persons and/or at such other place as Landlord may hereafter designate in writing:

                                   MidState 99 Distribution Building No. 1, LLC
                                   111 South Johnson
                                   Visalia, California 93291
                                   Attn: Leasing Manager
                                   Telephone: (559) 732-1000
                                   Facsimile (559) 732-7160

All notice, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall, be in writing, and shall be sent by United States registered or certified mail, postage prepaid, by an independent overnight courier service marked for next business day delivery, or by telephonic facsimile transmission with automatic written time and date confirmation of delivery transmitted between the hours of 9:00 a.m. and 5:00 p.m. (time zone of recipient, but only if confirmed within two (2) business days by receipt of a mailed or personally delivered copy) and address as follows:

                                   To Landlord:

                                   MidState 99 Distribution Building No. 1, LLC
                                   111 South Johnson
                                   Visalia, California 93291
                                   Attn: Leasing Manager
                                   Facsimile: (559) 732-7160

                                   with copy to:
                                   2141 Palomar Airport Rd., Ste. 300
                                   Carlsbad, California 92009
                                   Facsimile:
                                   Attn: General Counsel

                                   To Tenant:

                                   Moulded Fibre Technology, Inc.
                                   1607 North Plaza Drive
                                   Visalia, California 93291
                                   Facsimile:
                                   Attention: Dave Cooper

Either party may by written notice to the other, specify a different address for notice purposes.

9. BROKERS.

The parties recognize that the brokers who negotiated this Lease are Dave Edwards of Buzz Oates and Douglas A. Burr of Burr Commercial, and that Landlord shall be solely responsible for the payment of the brokerage commission to the broker and that Tenant shall have no obligation or responsibility for the payment of the brokerage commission to the brokers.

Each party represents and warrants to the other, that to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

10. SURRENDER; HOLDING OVER.

10.1. SURRENDER OF PREMISES.

Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord in broom clean condition and repair, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section 19), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 13.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections
13.2 and 13.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal, and repair obligations completed, then, in addition to Landlord's rights and remedies under Section 13.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs but excluding, in any event, consequential damages) resulting from such failure to surrender.

10.2. HOLDING OVER.

If Tenant, without Landlord's consent, holds over after the expiration or earlier termination of the Term, then, without waiver of any right on the part of Landlord as a result of Tenant's failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all costs, expenses and any other additional rent under this Lease), but at a Monthly Rent equal to one hundred fifty percent (150%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease.

10.3. NO EFFECT ON LANDLORD'S RIGHTS.

The foregoing provisions of this Section 10 are in addition to, and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

11. TAXES

11.1. REAL PROPERTY TAXES AND ASSESSMENTS.

Tenant shall pay Tenant's Share of Real Property Taxes and Assessments, as defined below in this Section 11.1. As used in this Lease, the term "REAL PROPERTY TAXES AND ASSESSMENTS" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed against the Project during the Term by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof including the following by way of illustration but not limitation:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes and Assessments" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Project or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Buildings are a part.

Notwithstanding the foregoing provisions of this Section 11.1 to the contrary, "Real Property Taxes and Assessments" shall not include (i) any fine, penalty, cost or interest for any tax or assessment or part thereof which Landlord failed to timely pay unless such failure is the result of Tenant's failure to comply with its tax obligations hereunder; or (ii) any tax, assessment, levy or charge imposed on Landlord in the nature of a franchise capital levy, transfer tax, estate, inheritance, succession, income or profit, or net revenue tax.

Landlord may apply for a reduction in Real Property Taxes and Assessments under "Proposition 8" or any similar and/or substitute law allowing a reduction for temporary loss in value during each property tax fiscal year commencing after the date hereof, unless a change in ownership of the Premises or the Project occurred during any of the three (3) preceding property tax fiscal years, or Landlord determines in its good faith discretion that any such application would not be prudent. Landlord, however, shall retain the sole right, to be exercised in its good faith judgment of the potential benefits to the Project, to settle or compromise any such application or to contest any decision on such application. In the event Landlord receives a refund as a result of any such application, the Real Property Taxes and Assessments shall be recalculated for the applicable period and Landlord shall refund to Tenant any reduction in Tenant's Share of such Real Property Taxes and Assessments previously paid by Tenant. Whether or not such application is successful, Landlord's reasonable expenses related to seeking or obtaining any Proposition 8 reduction shall be included in Real Property Taxes and Assessments under the Lease.

11.2. PERSONAL PROPERTY TAXES.

Except as provided in Section 11.1 above, Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises has upon the value of any such personal property or trade fixtures); and (b) any Tenant improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after a minimum of ten
(10) business days prior written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within thirty (30) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount any such taxes and assessments so paid under protest as additional rent.

12. REPAIRS.

12.1. TENANT'S REPAIR OBLIGATIONS.

Except for Landlord's obligations specifically set forth in this Lease, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary (ordinary wear and tear, and damage and destruction by casualty excepted), the non-structural portions of the Premises including, without limitation, all Tenant Improvements, alterations, utility meters, electrical systems, pipes and conduits located within the Premises (to the extent the same service the Premises exclusively), all fixtures, furniture and equipment, Tenant's signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen facilities and appliances located within the Premises, custom lighting, and any alterations, additions and other property located within the Premises. Tenant shall replace, at its expense, any and all glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12.2. PROHIBITION AGAINST WASTE.

Tenant shall not do or suffer any waste, damage, disfigurement or injury to the Premises, damage caused by casualty excepted, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Tenant Improvements that would place an unreasonable stress on the same or any portion thereof beyond that for which the same was designed.

12.2.1.

Tenant agrees to procure and maintain contracts for janitorial services serving the Premises exclusively. Such services, maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by reputable licensed contractor(s) which are selected by Tenant.

12.3. LANDLORD'S REPAIR RIGHTS AND OBLIGATIONS.

Landlord shall, at Landlord's expense, after written notice from Tenant, repair in a prompt and diligent manner the roof, bearing walls and subfloors of the Building. There shall be an abatement of Rent during the performance of such work, to the extent Tenant is unable to conduct its business in all or any portion of the Premises. Tenant is required to promptly deliver to Landlord a cure notice provided in Section 17.2. Landlord shall operate, maintain, paint, clean and repair the Premises including without limitation, the Common Areas and the HVAC and Tenant shall reimburse Landlord in accordance with Section 5 hereof as Operating Expenses. It is the intention of Landlord and Tenant that the terms of this Lease govern the respective obligations of the Landlord and Tenant as to maintenance and repair of the Project. Landlord and Tenant expressly waive the benefit of any stature now or hereafter in effect to the extent, it is inconsistent with the terms of this Lease.

13. ALTERATIONS.

13.1. TENANT CHANGES; CONDITIONS.

13.1.1. LANDLORD APPROVAL.

Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold, condition or delay.

Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the cost of such Tenant Change does not exceed Fifty Thousand Dollars ($50,000) individually; (ii) Tenant delivers to Landlord final plans, specifications and working drawings (if necessary) of such Tenant Change at least ten (10) days prior to commencement of the work thereof, (iii) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the Tenant Change does not affect the structural, mechanical, life-safety or exterior elements of the Premises and such Tenant Change is not visible from the exterior of the Premises. The construction of the Buildings and the initial Tenant Improvements therein shall be governed by the Work Agreement and not this Section 13; this
Section 13 shall only apply to Tenant Changes subsequent to initial construction.

13.1.2. PERFORMANCE OF TENANT CHANGES.

All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including without limitation applicable building permit requirements and or the provisions of Title III of the ADA; and (iv) at such times, in such manner and subject to such non-discriminatory rules and regulations as Landlord may from time to time reasonably designate.

13.1.3. WORKER'S COMPENSATION INSURANCE.

Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, "workers compensation insurance" in compliance with the provisions of Section 21 of this Lease and "BUILDERS ALL RISK" insurance in a commercially reasonable amount given the scope of the Tenant Change, covering the construction of such Tenant Change, it being understood by Tenant, that all such Tenant Changes shall be insured by Tenant pursuant to Section 21 upon the completion thereof.

13.1.4. LANDLORD APPROVAL PROCEDURE.

Landlord agrees that Landlord shall reasonably approve or disapprove the plans and specifications and/or working drawings for any proposed Tenant Change within ten (10) business days after receipt of the same by Landlord and, if disapproved, Landlord shall return the plans and specifications and/or working drawings to Tenant together with a reasonably detailed statement of the basis for Landlord's disapproval. If Tenant disagrees with the plans and specifications and/or working drawings for the proposed Tenant Change as revised by Landlord, Landlord, Tenant and Tenant's architect or space planner shall, within three (3) business days following receipt of notice of such disapproval, meet and revise the plans and specifications and/or working drawings to the reasonable satisfaction of Landlord and Tenant. This procedure shall be repeated until Landlord and Tenant ultimately approve the plans and specifications and/or working drawings for the proposed Tenant Change. Despite the foregoing, if Landlord fails to respond to any request by Tenant for approval of a Tenant Change within ten (10) business days after receipt of Tenant's request for such approval, Landlord's failure to respond shall be deemed to be Landlord's approval with respect to the same.

13.2. REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS.

All Tenant Changes and the initial Tenant Improvements in the Premises shall became the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord shall, by written notice delivered to Tenant at the time of Landlord's consent to such Tenant Change the plans and specifications (as applicable), identify those items of the initial Tenant Improvements and Tenant Changes which are not typical warehouse improvements and which Landlord shall require Tenant to remove at the end of the Term of this Lease. Notwithstanding the foregoing, Landlord shall not be entitled to require Tenant to remove any initial Tenant Improvements, which are typical office improvements and which are, consistent with the plans and specifications reviewed by Landlord as of the date of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, and provided Landlord has given Tenant at least ten (10) business days written notice prior to taking any action shall pay to Landlord all of Landlord's actual and documented costs of such removal and repair).

13.3. REMOVAL OF PERSONAL PROPERTY.

All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions, phone systems and security systems) (the "PERSONAL PROPERTY") shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination at this Lease. Landlord agrees that Tenant may remove the Personal Property from the Premises at any time during the Term.

Tenant shall repair any damage caused by such removal.

13.4. TENANT'S FAILURE TO REMOVE.

If Tenant fails to remove by the expiration or sooner termination of this Lease all of its Personal Property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 13.2 above, Landlord may, following an additional ten (10) business days' prior written notice to Tenant (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon fifteen (15) business days' prior written notice to Tenant sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred by Landlord in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14. LIENS.

Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises by reason of or in connection with any repairs alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission at Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor at the request of Tenant, and/or materials with respect to the Premises, Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, promptly cause such lien to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause such lien to be so released or bonded within thirty (30) days after filing thereof, Landlord may, following an additional ten (10) business days prior written notice to Tenant, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by posting of an appropriate bond to cause the lien to be released. Tenant shall pay to Landlord within fifteen (15) days after receipt of invoice from Landlord, any sum paid by Landlord to obtain the bonds required to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

15. ASSIGNMENT AND SUBLETTING.

15.1. RESTRICTION ON TRANSFER.

Tenant will not assign or encumber, mortgage or pledge this Lease in whole or in part, nor sublet all or a part of the Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold condition or delay. The consent by Landlord to any assignment encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting and Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord's right to withhold its consent on a reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord's reasonable opinion, (i) the proposed assignee does not have the financial capability to fulfill the obligations imposed by the assignment; or (ii) the proposed assignment or sublease involves a change of use of the Premises from that specified herein.

15.2. TRANSFER NOTICE.

If Tenant desires to effect an assignment, encumbrance, mortgage, pledge or subletting (a "TRANSFER") for which Landlord's consent is required, then at least ten (10) business days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE") reasonable information (including references) concerning the ownership and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

15.3. LANDLORD'S OPTIONS.

Within ten (10) business days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (ii) refuse such consent, which refusal shall be on reasonable grounds which shall be set forth in a detailed written statement to Tenant.

15.4. ADDITIONAL CONDITIONS.

A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy to the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. With respect to a Transfer pursuant to which Tenant subleases a portion the Premises for a period that expires prior to the last twelve (12) months of the initial Term or any Option Period(s), Tenant agrees to pay to Landlord, as additional rent, on a monthly basis, fifty percent (50%) of all sums and other consideration paid to and for the benefit of Tenant by the sublessee in excess of the Rent payable under this Lease for the same period and portion at the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees (including those fees and costs required to be reimbursed to Landlord as provided below) and other amounts reasonably and actually expended by Tenant in connection with such subletting including, without limitation, (i) the costs of any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any space planning architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions provided to the Transferee, (iv) any lease takeover cost incurred by Tenant in connection with the Transfer, and (v) out-of-pocket costs of advertising the space which is the subject of the Transfer, if written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease beyond any applicable notice and cure period, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall within ten (10) days after the execution and delivery of any assignment or sublease, deliver a copy thereof to Landlord. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, within thirty (30) days after Tenant's receipt of written demand from Landlord, Tenant agrees to pay Landlord a nonrefundable administrative fee of Five Hundred Dollars ($500), plus Landlord's reasonable attorneys' fees and costs (for outside counsel only) and other costs incurred by Landlord in reviewing such proposed assignment or sublease (which fees and costs shall in no event exceed One Thousand Five Hundred ($1,500) per proposed Transfer).

15.5. PERMITTED TRANSFERS.

Notwithstanding anything to the contrary contained in this Section 15, Landlord consents to the Transfer of the Premises to any holding company, corporation, association or entity which is or becomes a parent, subsidiary or affiliate of Tenant or any entity which is controlled by, controls, or is under common control with Tenant, or to any entity resulting from a merger, consolidation or reorganization of Tenant or any entity succeeding to all (or substantially all) of the stock or business and assets of Tenant (collectively, an "AFFILIATE"), provided that Tenant notify Landlord of any such Transfer prior to the effective date thereof and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or such Affiliate (including an assumption of Tenant's obligations under this Lease), and further provided that such Transfer is not a subterfuge by Tenant to avoid obligations under this Lease. "CONTROL," as used in this Section 15.5, shall mean the ownership directly or indirectly of greater than fifty percent (50%) of the voting interest in an entity.

16. ENTRY BY LANDLORD.

Landlord and its employees and agents shall at all reasonable times and with reasonable advance written notice (which shall be at least 24 hours), and in the presence of Tenant or Tenant's representatives except in the case of an "EMERGENCY", which for purposes of this Lease means situations in which there is an imminent threat to persons and/or property within the Building) have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lenders, purchasers, and tenants, and to post notices of non-responsibility, and/or to alter, improve or repair the Premises as contemplated by Section 12.3, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. Landlord shall exercise its rights under this
Section in such a manner as to minimize the imposition on Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry, except in an Emergency. Landlord shall have the means, which Landlord may deem reasonably proper, to open Tenant's doors in an Emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in an Emergency or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses an account of any such entry by Landlord except subject to the provisions of Sections 32.7 and 24 to the extent of Landlord's negligence or willful misconduct in which case Landlord's liability (if any) shall be limited to the extent such damages or losses are not covered by insurance carried by Tenant or required to be carried by Tenant hereunder.

17. UTILITIES AND SERVICES.

17.1. PROVISIONS OF UTILITIES AND SERVICES.

Except for Landlord's obligations set forth in the Work Agreement, Tenant shall be solely responsible for obtaining and shall promptly pay all charges for heat, air conditioning, water, gas, electricity, refuse service or any other utility used, consumed or provided in, furnished to or attributable to the Premises directly to the supplying utility companies. If any of such utilities are not separately metered, Tenant shall pay a prorata share, based on use as reasonably determined by Landlord. Except as specifically provided below, in no event shall

Rent abate or shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant. In addition, notwithstanding anything to the contrary contained in this Section 17, Landlord will be solely responsible for the payment of all water capacity charges, meter setting fees, tap in fees and all other similar charges which may be imposed by any governmental authority or utility provider in connection with the initial provision of such utilities to the Premises.

17.2. ABATEMENT CONDITIONS.

Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented from using all or a portion of the Premises for its normal business operations, and Tenant does not, in fact, use any or all such portion of the Premises, due to any service or utility not being provided to the Premises, or portion thereof, or due to Tenant not having access to the Building, the Premises, or any portion thereof, and where such prevention of Tenant's use of the Premises is caused by the negligence or willful misconduct of Landlord its agent, contractors, or employees, the following provisions of this Section 17.2 shall apply (the foregoing conditions shall be referred to as the ("ABATEMENT CONDITIONS"). Notwithstanding the foregoing, this Section 17.2 shall not apply to the damage or destruction of the Premises pursuant to Section 19 below, or to the condemnation of the Premises pursuant to Section 20 below. To the extent, an Abatement Condition affects only a portion of the Premises, and Tenant is not reasonably able to conduct its business in the remaining portion of the Premises, the Abatement Condition shall be deemed to affect the entire Premises. Tenant shall, within twenty-four (24) hours of the Abatement Conditions, deliver to Landlord notice (the "CURE NOTICE") of such condition and the Rent applicable to the affected portion of the Premises shall be abated from the later of (a) the date of the commencement of the Abatement Condition; or (b) the date on which Tenant cannot use that portion of the Premises for the Permitted Use until the date that such condition is cured. If Tenant has previously paid Rent to Landlord for a period of time subsequent to the commencement of Tenant's right to abate Rent hereunder, then Landlord shall credit to Tenant an amount equivalent to such excess payments against the Monthly Rent next due under this Lease, or, if after the expiration or termination of this Lease, reimburse to Tenant the amount of such excess payments within ten (10) days of the date of such termination or expiration.

18. INDEMNIFICATION AND EXCULPATION.

18.1. TENANT'S ASSUMPTION OF RISK AND WAIVER.

Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises; (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise; (iii) any injury and damage to persons or property resulting from fire, explosion, failing plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from other places or by dampness or by any other cause of whatsoever nature; or (iv) any such damage caused by other persons in the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work, except to the extent such matter is not covered by insurance required to be maintained by Tenant under this Lease and such matter is attributable to the negligence or willful misconduct of Landlord or Landlord's Parties or default of its obligation hereunder. All property of Tenant kept or stored at the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same unless such damage shall be caused by the negligence or willful misconduct of Landlord or Landlord's agent(s). Landlord or its agents shall not be liable for interference with the right or other intangible rights.

18.2. TENANT'S INDEMNIFICATION OF LANDLORD.

Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively "LANDLORD PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses including reasonable attorneys fees and court costs (collectively "INDEMNIFIED CLAIMS"), arising or resulting from any act or omission of Tenant or any of Tenant's Parties in (i) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant's Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant's Parties, in or about the Premises; and/or (ii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease except, in each case, to the extent caused by Landlord's negligence, willful misconduct, criminal acts or default by Landlord of its obligations hereunder. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

18.3. LANDLORD'S INDEMNIFICATION OF TENANT.

Landlord shall indemnify, defend, protect, and hold Tenant and Tenant's Parties harmless from and against any Indemnified Claims arising or resulting from any act or omission by Landlord or Landlord Parties in (i) the use of the Premises, or any other activity, work or thing done, permitted or suffered by Landlord or any of Landlord's Parties in or about the Premises; and or (ii) any default of any obligation of Landlord or any of Landlord's Parties to be performed under this Lease and Work Agreement, except in each case, to the extent caused by Tenant's negligence, willful acts, criminal acts, or defaults by Tenant of its obligations hereunder. In case any action or proceeding is brought against Tenant or any Tenant's Parties by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

18.4. WAIVER OF CONSEQUENTIAL DAMAGES.

Notwithstanding any contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease, provided that this sentence shall not be applicable to any consequential damages which may be incurred by the Landlord Parties relating to or in connection with any holdover by Tenant following the expiration of the Term, subject to and in accordance with the provisions of
Section 10 of this Lease.

18.5. SURVIVAL; NO RELEASE OF INSURERS.

The indemnification obligations of Landlord and Tenant under this Section 18 shall survive the expiration or earlier termination of this Lease. Landlord's and Tenant's covenants, agreements and indemnification in this Section 18, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and Tenant, pursuant to the provisions of this Lease.

19. DAMAGE OR DESTRUCTION.

19.1. OBLIGATION TO RESTORE.

Except as provided in Section 19.2 below, in case of damage to or destruction of Premises, whether or not by a risk required to be covered by insurance as set forth in Section 21 of this Lease, this Lease shall not terminate and Landlord shall promptly restore, rebuild, replace or repair (hereinafter referred to as "RESTORE" or "RESTORATION") the Premises to substantially the same condition as existed immediately prior to such damage or destruction. Such Restoration shall be commenced promptly but in no event later than the later of (i) sixty (60) days after the casualty in the event of an uninsured casualty; or (ii) sixty (60) days following Landlord's receipt of applicable insurance proceeds if the casualty is one which is required to be covered by insurance pursuant to this Lease, and such Restoration shall be prosecuted with due diligence, subject to Force Majeure. For purposes of this Section
19, Landlord shall be deemed to have commenced Restoration upon the commencement of preparation of plans and specifications for the Restoration to be performed by Landlord.

19.2. TENANT'S TERMINATION OPTION.

Notwithstanding the foregoing, however, in the case of damage to or destruction of the Premises that will render the Premises substantially inaccessible or unusable for purposes of conducting Tenant's business for period of six (6) months or more Tenant may elect to terminate this Lease by giving Landlord written notice of such election within sixty (60) days effective upon receipt of notice following the casualty, in which event Landlord shall have no obligation to Restore the Premises; provided, however, in the event the casualty is covered by insurance required to be carried by Tenant under this Lease or by insurance actually maintained by Tenant, Tenant shall, subject to Tenant's receipt of the applicable insurance proceeds for such purpose, deliver any and all remaining insurance proceeds to Landlord. To the extent a casualty affects only a portion of the Premises and Tenant is not reasonably able to conduct its business from the remaining portion of the Premises, such casualty shall be deemed to affect the entire Premises. If Tenant elects to terminate this Lease in accordance with this paragraph, this Lease shall terminate as of the date set forth in Tenant's notice (the "TERMINATION DATE"), which Termination Date shall in no event be earlier than the date of such notice. Said termination shall not release Tenant from the obligations and liabilities of Tenant under this Lease actual or contingent, which have accrued on or prior to the Termination Date.

19.3. DAMAGE NEAR END OF TERM.

In addition to the termination rights set forth in Sections 19.2 and 19.3 above, Landlord and Tenant shall each have the right to terminate this Lease if any damage or destruction to the Premises occurs during the last twelve (12) months of the Term (or during the last twelve (12) months of any Option Period) that renders the Premises substantially inaccessible or unusable for the purpose of conducting Tenant's business.

19.4. RECONSTRUCTION AND REPAIR REQUIREMENTS.

Landlord shall obtain Tenant's prior approval of all plans for Restoration work performed by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant fails to respond to any written request for such approval from Landlord within ten (10) days after Landlord's second such request (Tenant's original request to be deemed the first notice), Landlord's request for approval of the Restoration shall be deemed approved.

19.5. RENT ABATEMENT DURING RECONSTRUCTION.

From and after the date of any casualty of the Premises until the date of Restoration of the Premises is complete and Tenant's use of the Premises is fully restored, Rent applicable to any portion of the Premises that is rendered unusable by Tenant as a result of such casualty shall abate. To the extent a casualty affects only a portion of the Premises and Tenant is not reasonably able to conduct its business from the remaining portion of the Premises, such casualty shall be deemed to affect the entire Premises.

19.6. DISBURSEMENT OF INSURANCE PROCEEDS UPON TERMINATION.

Upon any termination of this Lease under the provisions of this Section 19, all proceeds from insurance policies maintained under Section 20 (other than proceeds attributable to Tenant's personal property and Tenant Changes paid for by Tenant that Landlord previously informed Tenant would have to be removed upon the expiration or earlier termination of this Lease) shall be disbursed and paid to Landlord.

19.7. WAIVER OF TERMINATION.

The agreements contained in this Section 19 provide a material part of the consideration for this Lease and in bargaining for and obtaining its rights under this Section 19, Tenant waives any right to terminate this Lease under
Section 1932 and/or 1933 of the Civil Code of California, or any similar statute or law now or hereafter in force.

20. EMINENT DOMAIN.

20.1. TOTAL OR PARTIAL TAKING.

In case all of the Premises, or such part thereof which materially or adversely interferes with Tenant's ability to conduct its normal business operations at the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim, against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, in the event of such a taking, Tenant shall be entitled to such portion of the award as shall be attributable to goodwill and for damage to, or the cost of removal of, Tenant's personal property, Tenant's relocation expenses and any other damage to Tenant's business by reason of such taking and fifty percent (50%) of the "bonus" or "excess value" of its leasehold interest hereunder. In the event this Lease is not terminated following a taking, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking to the extent of any award proceeds received by Landlord, and a fair and equitable abatement shall be made to Tenant for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. If the award proceeds from the taking are insufficient to restore the Premises as required by the preceding sentence and Landlord does not provide its own funds to so restore the Premises, and if as a result thereof Tenant's ability to use the Premises as contemplated by this Lease is materially and substantially impaired, then Tenant may elect to terminate this Lease.

20.2. TAKING OF COMMON AREA.

In the event there shall be a taking of the Common Area which materially or adversely interferes with Tenant's ability to conduct its normal business, Tenant may at its sole option elect to terminate this Lease by written notice to Landlord effective thirty (30) days after the date of such notice.

20.3. TEMPORARY TAKING.

In the event of taking of the Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby and Rent applicable to any portion of the Premises that is rendered unusable by Tenant as a result of such temporary taking shall abate. To the extent such temporary taking affects only a portion of the Premises and Tenant is not reasonably able to conduct its business from the remaining portion of the Premises, such temporary taking shall be deemed to affect the entire Premises. In addition, Tenant shall be entitled to receive such portion or portions of any award made for such use with respect to the period of the taking, which is within the Lease Term to the extent Tenant incurs reasonable costs in, connection with the temporary taking. For purposes of this Section 20.2, a temporary taking shall be defined as a taking for a period of six (6) months or less. The remaining portion of any award shall be provided to Landlord.

20.4. WAIVER OF TERMINATION.

Tenant and Landlord waive any right to terminate this Lease under Section 1265.130 of the California Code of Civil Procedure, or any similar statute or law now or hereafter in force.

21.INSURANCE.

21.1. TENANT'S INSURANCE.

On or before the earlier of the Early Occupancy Date or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect respecting the Premises, the following insurance:

(a) Special Form coverage (with commercially reasonable deductibles), including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief, and, at Landlord's sole option, flood coverage and earthquake insurance, upon Tenant's property of every description and kind located on the Premises, including, without limitation, furniture, equipment and any other personal property and Tenant Changes identified by Landlord for removal pursuant to Section 13.2 of this Lease, in an amount not less than the full replacement cost thereof.

(b) Commercial general liability insurance coverage, on an occurrence basis, covering personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenants indemnification obligations under this Lease including Section 18 hereof) products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Two Million Dollars ($2,000,000) per occurrence with "umbrella" or excess liability coverage of not less than Five Million Dollars ($5,000,000) arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities or use or occupancy of the Premises or Building. The limits of such commercial general liability insurance may be increased every five (5) years during the term of this Lease to an amount reasonably required by Landlord, but in no event shall the limits at such insurance be increased to an amount which is greater than that typically required of tenants of comparable buildings in Visalia.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d) Business interruption insurance covering a minimum of six (6) months of Tenant's Rent and such additional amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or Tenant's parking areas as a result of such perils.

(e) Any other form or forms of insurance, pertaining to (a) and (b) above, as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs and are typically required of tenants of comparable buildings in Visalia taking into account the size of the Premises and the financial strength of Tenant.

The aforesaid insurance shall be issued by insurers authorized to do business in the State of California and rated not less than financial class VII, and/or, policyholder rating A in the most recent version of Best's Key Rating Guide (a) be in form reasonably satisfactory to Landlord; (b) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request in writing, which shall include the name of such mortgagee, Landlord's mortgagees as additional insureds thereunder, all as their respective interests may appear; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and Tenant shall be primary, and any insurance carried by Tenant shall be excess and noncontributing; (d) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; and (e) require the insurer to notify Landlord (and the mortgagees who are named as additional insureds) in writing not less than thirty (30) days prior to any change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the Commencement Date, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 21. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies.
If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, following at least an additional five (5) business days' notice to Tenant, to procure such policies and certificates at Tenant's expense. Despite any provision to the contrary in this Section 21, Tenant's obligation to carry the specified insurance may be brought within the coverage at a so-called blanket policy or policies of property insurance carried and maintained by Tenant, provided, however, that the coverage afforded Landlord, and Landlord's mortgagees (if any) will not be reduced or diminished by reason of use of such blanket policy of insurance.

21.2. EFFECT ON INSURANCE.

Tenant shall not do or permit to be done anything which will violate or invalidate any insurance policy maintained by Tenant hereunder. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord and Landlord or its insurer can reasonably substantiate the nature of Tenant's activities which are causing the increase in such premiums, then Tenant shall pay such increase as additional rent within ten (10) business days after being billed therefor by Landlord. If any insurance coverage carried by Landlord shall be canceled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within thirty (30) days after notice thereof (or commence such cure within such thirty
(30) day period if such matter is not capable of being fully cured within thirty
(30) days, in which case Tenant shall diligently prosecute such cure to completion), Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21.3. LANDLORD'S INSURANCE.

During the entire Term of this Lease, Landlord shall obtain and keep in full force and effect respecting the Project, the following insurance:

(a) Special Form coverage (with commercially reasonable deductibles), including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief, and flood coverage (if the Premises is located in a flood zone), and earthquake insurance, insuring the Project and all improvements thereon, except for any Tenant Changes identified by Landlord for removal pursuant to Section 13.2 of this Lease, in an amount not less than the full replacement cost thereof.

(b) Commercial general liability insurance coverage, on an occurrence basis, covering personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Landlord's indemnification obligations under this Lease including Section 18 hereof) products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Two Million Dollars ($2,000,000) per occurrence with "umbrella" or excess liability coverage of not less than Five Million Dollars ($5,000,000) arising out of or relating (directly or indirectly) to Landlord's business operations, conduct, assumed liabilities or use or occupancy of the Project.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed by Landlord in connection with any work done in, on or about the Project for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Project.

(d) Insurance against loss up to a minimum of six (6) months of rental income that is caused by any damage covered by (a) above.

(e) Any other form or forms of insurance pertaining to (a) and (b) above as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent landlord would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs and are typically required of landlords of comparable buildings in Visalia taking into account the size of the Project.

The aforesaid insurance shall be issued by insurers authorized to do business in the State of California and rated not less than financial class VII, and/or, policyholder rating A in the most recent version of Best's Key Rating Guide (a) be in form reasonably satisfactory to Tenant; (b) name Landlord as named insured thereunder and shall name Tenant as additional insureds thereunder, as the interests may appear; (c) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees shall be primary, and any insurance carried by Landlord or Landlord's mortgagees shall be excess and non-contributing; (d) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; and (e) require the insurer to notify Tenant in writing not less than thirty (30) days prior to any change, reduction in coverage, cancellation or other termination thereof. Landlord agrees to deliver to Tenant, as soon as practicable after the placing of the required insurance, but in no event later than the Commencement Date, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 21. Landlord shall cause replacement certificates to be delivered to Tenant not less than thirty
(30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall have the right, but not the obligation, following at least an additional five (5) business days' notice to Landlord, to procure such policies and certificates at Landlord's expense. Despite any provision to the contrary in this Section 21, Landlord's obligation to carry the specified insurance may be brought within the coverage at a so-called blanket policy or policies of property insurance carried and maintained by Landlord, provided, however, that the coverage afforded Tenant will not be reduced or diminished by reason of use of such blanket policy of insurance.

22. WAIVER OF SUBROGATION.

22.1. WAIVER.

Landlord and Tenant each hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from
(a) occurrences insured against under any insurance policy carried by Landlord or Tenant pursuant to the provisions of this Lease, or (b) occurrences which would have been covered under any insurance (except worker's compensation) required to be obtained and maintained by Landlord or Tenant under Section 21 of this Lease had such insurance been obtained and maintained as required therein. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2. WAIVER OF INSURERS.

Each party shall cause each property damage and loss of income, extra expense and business interruption insurance policy required to be obtained by it pursuant to this Lease to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any claims, losses and damages covered by such policy. In addition, each party shall cause its property damage insurance policy to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any claims, losses and damages covered by such policy, if either Landlord or Tenant fails to maintain property insurance required hereunder, or business interruption insurance, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1. TENANT'S DEFAULT.

The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the abandonment of the Premises by Tenant as defined in California Civil Code Section 1951;

(b) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within ten (10) days after Tenant's receipt of written notice from Landlord that such payment was not received;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in section (a) or (b) above, where such failure shall continue for a period of thirty (30) days after Tenant's receipt of written notice specifying in detail Tenant's failure to perform thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; and

(d) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against the Tenant the same is dismissed within sixty (60) days),
     (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

23.2. LANDLORD'S REMEDIES; TERMINATION.

In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award at the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance at the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.

As used in Sections 23.2(a) and 23.2(b) above, the "worth at the time of award" is computed by allowing interest at Interest Rate set forth in Section 23.6. As used in Section 23.2(c) above, the "worth at the time award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco the time of award plus one percent (1%).

23.3. LANDLORD'S REMEDIES; RE-ENTRY RIGHTS.

In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right as permitted by applicable law, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored and/or disposed of pursuant to
Section 13.4 of this Lease or at other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this
Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4. LANDLORD'S REMEDIES; CONTINUATION OF LEASE.

In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this
Section 23.4 then Landlord shall be entitled to enforce all of its rights and remedies under this Lease including the right to recover rent as it becomes due, Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5. LANDLORD'S RIGHT TO PERFORM.

Except as specifically provided otherwise in this Lease, Tenant shall perform all covenants and agreements under this Lease, at Tenant's sole cost and expense and without any abatement or offset of rent. Except as specifically provided otherwise in this Lease, if Tenant shall fail to pay any sum of money (other than Rent) or perform any other act on its part to be paid or performed hereunder in all material respects and such failure shall continue for ten (10) days with respect to monetary obligations (or thirty (30) days with respect to monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may following an additional five (5) days written notice to Tenant, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all reasonably necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) business days after demand therefor as additional rent.

23.6. INTEREST.

If any other amount payable by Landlord or Tenant hereunder is not received by the party entitled to such payment within ten (10) days after the date when due, it shall bear interest of the lesser of: (a) the prime rate then announced by Wells Fargo Bank, NA (or the largest state chartered bank in the State of California if Wells Fargo Bank, NA ceases to exist or to publish a prime rate) plus two percent (2%) per annum; or (b) the maximum rate permitted by law, from the date due until paid. All interest, and any late charges imposed on Tenant pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7. LATE CHARGES.

Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises. Accordingly, if any monthly installment of Rent or any other amount payable by Tenant hereunder is not received by Landlord within ten (10) days following written notice that such amount is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge for the first late charge due and payable by Tenant pursuant to this Section 23.7 in any calendar year, or ten (10%) of the overdue amount as a late charge for the second and any subsequent late charge due and payable by tenant pursuant to this Section 23.7 in any calendar year. However, in no event shall any late charge be more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest or waiver of a late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available In Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8. RIGHTS AND REMEDIES CUMULATIVE.

All rights, options and remedies of Landlord and Tenant contained in this
Section 23 or in Section 24 below and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord or Tenant, as applicable shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 or in Section 24 shall be deemed to limit or otherwise affect the indemnification obligations of Landlord and Tenant pursuant to any provision of this Lease.

24. LANDLORD'S DEFAULT.

Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if (i) Landlord is obligated to make a payment of money to Tenant and Landlord fails to make such payment within ten
(10) days of written notice from Tenant that the same was not paid when due, or
(ii) such obligation is other than the payment of money and Landlord has failed to perform such obligation within thirty (30) after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that the nature of Landlord's obligation is such that more than thirty
(30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by

Landlord, Tenant may exercise any of it rights provided in law or at equity; provided, however, Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies, and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedy.

25. SUBORDINATION.

At the request of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Premises, this Lease shall be subject and subordinate at all times to such lien of such mortgages and deeds of trust, as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof (each a "SUPERIOR INTEREST"). However, no subordination of this Lease shall result in Tenant being disturbed in its possession of the Premises or in the enjoyment of its rights under this Lease so long as Tenant is not in default with respect to its obligations hereunder. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated the Superior Interest to this Lease. Tenant agrees to subordinate its leasehold interest in the Premises to the interest of (and to attorn to) the holder of each existing or future Superior Interest encumbering the Premises or the Project, if and only if Landlord furnishes to Tenant from each such holder of an existing or future Superior Interest, a commercially reasonable non-disturbance agreement in substantially the form attached as Exhibit F (the "SNDA"). The SNDA shall provide that the holder of such Superior Interest agrees not to disturb or interfere with Tenant's possession of the Premises during the Term (including any Option Period) so long as Tenant is not in default under the terms and conditions of this Lease and Tenant agrees to attorn to the holder of such Superior Interest should the interest of Landlord be transferred to and owned by the holder of such Superior Interest. In addition the SNDA shall include the obligation of any current or future holder of Superior Interest to recognize Tenant's rights specifically set forth in this Lease to offset certain amounts against Rent due hereunder, or to otherwise receive certain credits against Rent as set forth expressly herein and in the Work Agreement; apply to any successors or assigns of Tenant.

26. ESTOPPEL CERTIFICATE.

26.1. TENANT'S AND LANDLORD'S OBLIGATIONS.

Within ten (10) business days following a party's written request, the other party shall execute and deliver to the first party an estoppel certificate, in a form substantially similar to the form of Exhibit G attached hereto certifying
(a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of the party's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are set forth in Exhibit G or are reasonably requested. Any such estoppel certificate delivered pursuant to this
Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser, any proposed assignee or subtenant of any portion of the Premises, as well as their assignees.

26.2. FAILURE TO DELIVER.

Failure of Landlord or Tenant to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of notice and cure periods specified in Section 23 above and shall be conclusive upon the other party that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord or Tenant, as applicable, in good faith; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than the failure to deliver the estoppel certificate); and
(c) not more than one (1) month Rent has been paid in advance.

27. PARKING.

Subject to Sections 19, 20 and 32.18 of this Lease, Tenant shall be entitled, commencing at the Commencement Date, to use not less than thirty-eight (38) total spaces for the Premises, which parking spaces shall pertain to the parking facilities designated for the Premises, as outlined in Exhibit A attached hereto. Notwithstanding anything to the contrary contained herein, except in the case of casualty or condemnation, under no circumstances may Landlord reduce the number of parking spaces available for the Premises below the ratio of not less than thirty-eight (38) total spaces for the Premises. The parking spaces to which Tenant is entitled pursuant to this Section 27 are solely for use by Tenant's own personnel, Tenant's visitors, suppliers and invitees and such spaces may not be transferred assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

28. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES.

28.1. MODIFICATIONS.

If, in connection with Landlord's obtaining or entering into any financing for any portion of the Premises, the lender shall request modifications to this Lease, Tenant shall, within ten (10) business days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not (i) increase the obligations of Tenant hereunder; (ii) extend the Term; or (iii) otherwise adversely affect the leasehold estate created hereby or Tenant's rights and benefits hereunder.

28.2. CURE RIGHTS.

In the event of any default on the part of Landlord, Tenant will use reasonable effort to give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises whose address shall have been furnished to Tenant in writing.

29. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions of Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. TRANSFER OF LANDLORD'S INTEREST.

The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance, provided that the transferee of Landlord's interest has expressly agreed to assume, in writing or by operation of law, the performance of all the covenants and obligations of Landlord under this Lease following the date of such transfer. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY.

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease.

32. MISCELLANEOUS.

32.1. GOVERNING LAW.

This Lease will be governed by the law of the State of California and will be constructed and interpreted according to that law. Venue on an action arising out of this Lease will be proper only in the Tulare County Superior Court, State of California.

32.2. WAIVER OF JURY TRIAL.

Landlord and Tenant waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises (except claims for personal injury or property damage).

32.3. ATTORNEY'S FEES.

If Landlord and Tenant litigate any provision of this Lease or the entry into this Lease, or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigant at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with such litigation.

32.4. SUCCESSORS AND ASSIGNS.

Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit at any Transferee of Tenant unless the Transfer to such Transfer is made in compliance with the provisions of Section 15.

32.5. NO MERGER.

The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either
(a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord at Tenant's interest under any or all such subleases.

32.6. PROFESSIONAL FEES.

If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.

32.7. WAIVER.

The waiver by either party of any breach by the other party of any term, covenant or condition here contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or


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

condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular Rents accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance at such Rent.

32.8. TERMS AND HEADINGS; INTERPRETATION.

The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.9. TIME.

Time is of the essence with respect to performance of every provision at this Lease in which time performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

32.10. PRIOR AGREEMENTS; AMENDMENTS.

This Lease, including the Summary and all Exhibits and Riders attached hereto contains all at the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement, understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.11. SEVERABILITY.

The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.12. RECORDING.

Concurrently with the execution of this Lease, Landlord and Tenant shall each execute a Memorandum of Lease ("MEMORANDUM"), which shall be in the form of Exhibit H.

32.13. EXHIBITS AND RIDERS.

All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.


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

32.14. AUCTIONS.

Tenant shall have no right to conduct any auction in, on or about the Premises.

32.15. ACCORD AND SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenants or agreements either expressly contained in this Lease or imposed by any statute or common law.

32.16. FINANCIAL STATEMENTS.

Upon ten (10) business days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively). If Tenant is a publicly traded company, Tenant may fulfill the requirements of this Section
32.16 by delivering to Landlord a copy Tenant's most recent annual report or those statements submitted by Tenant to the Securities and Exchange Commission.

32.17. NO PARTNERSHIP.

Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

32.18. FORCE MAJEURE.

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations) injunction or court order, riots, insurrection, war, fire, earthquake, flood, rain or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE"), then performance at such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.18 shall not apply to nor operate to excuse Landlord or Tenant from the payment of Rent or other amounts strictly in accordance with the terms of this Lease.

32.19. COUNTERPARTS.

This Lease may be executed in one or more counterparts, each at which shall constitute an original and all of which shall be one and the same agreement.

32.20. DUTY TO ACT REASONABLY.

Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, unless another standard is expressly prescribed, Landlord and Tenant shall act reasonably and in good faith.


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

32.21. NON-DISCRIMINATION.

Landlord and Tenant acknowledge and agree that there shall be no discrimination against or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33. LEASE EXECUTION.

33.1. AUTHORITY.

If either Landlord or Tenant executes this Lease as a partnership or corporation, then such party represents and warrants that: (a) Landlord or Tenant, as applicable, is a duly authorized and existing partnership or corporation as the case may be and is qualified to do business in the State of California; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant, as applicable, in accordance with such a duly adopted resolution of such party's board of directors and such party's by-laws; and (c) this Lease is binding upon Landlord and Tenant in accordance with its terms.

33.2. NO OPTION.

The submission of this Lease for examination or execution by Tenant does not constitute reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.


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

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

"TENANT"

Moulded Fibre, Inc. a Maine corporation

By: /s/ David A. Cooper
   -------------------------------
        Name: David A. Cooper
              --------------------
        Title: Vice President
               -------------------

By: /s/ Ronald J. Lataille
   -------------------------------
        Name: Ronald J. Lataille
              --------------------
        Title: Vice President
               -------------------

        Note: Pursuant to recent California case law, non-California entities are required to have two officers sign on a lease.

"LANDLORD"

MIDSTATE 99 DISTRIBUTION BUILDING NO. 1, LLC a California Limited Liability Company

By: MidState 99 Distribution Center, LLC,
    a California limited liability company

By: /s/ Kevin A. Noell
   --------------------------------
   Kevin A. Noell, Chief Operating Officer


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